EXHIBIT 10.54

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE OR TRANSFER.

WARRANT

TO PURCHASE COMMON STOCK

OF

EARTH BIOFUELS, INC.

Issue Date: July 11, 2006	Warrant No. 1

THIS CERTIFIES that CASTLERIGG MASTER INVESTMENTS LTD. or any subsequent holder hereof (the “Holder”), has the right to purchase from EARTH BIOFUELS, INC., a Delaware corporation (the “Company”), up to 750,000 fully paid and nonassessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the date on which this Warrant is issued (the “Issue Date”) and ending at 5:00 p.m., eastern time, on the fifth (5th) anniversary of the Issue Date or, if such day is not a Business Day, on the next succeeding Business Day (the “Expiration Date”).  This Warrant is issued pursuant to a Securities Purchase Agreement, dated as of July 10, 2006 (the “Securities Purchase Agreement”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

1.               EXERCISE.

(a)   Right to Exercise; Exercise Price.  The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”).  The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be $2.50, subject to adjustment for the events specified in Section 6 below.

(b)   Exercise Notice.  In order to exercise this Warrant, the Holder shall (i) send by facsimile transmission, at any time prior to 5:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”), (ii) deliver the original Warrant or a copy thereof, and (iii) in the case of a Cash Exercise (as defined below), the Exercise Price to the Company.  The Exercise Notice shall also state the name or names in which the Warrant Shares issuable on such exercise shall be issued.  In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company’s independent accountants) within two (2) Business Days following the date on which the Exercise Notice is delivered to the Company. The Company shall use its best efforts to cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error.  The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c)   Holder of Record.  The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

(d)   Cancellation of Warrant.  This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

(e)   Charter Amendment.  In the event there are insufficient shares of Common Stock authorized, unreserved and available for issuance upon exercise of this Warrant, the Company shall use its best efforts to effect an amendment of its certificate of incorporation so as to increase the authorized shares of Common Stock to accommodate such exercise.

(f)    Principal Market Regulation.  The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise of this Warrant without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of the Warrant representing at least a majority of the shares of Common Stock underlying the Warrants then outstanding issued under the Securities Purchase Agreement.  Until such approval or written opinion is obtained, no Purchaser shall be issued, upon exercise of any Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Common Stock issued to such Purchaser pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of shares of Common Stock issued to the Purchasers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”“).  In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Warrants, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.  In the event that any holder of Warrants shall exercise all of such holder’s Warrants into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Warrants then held by each such holder.  In the event that the Company is prohibited from issuing any Warrant Shares for which an Exercise Notice has been received as a result of the operation of this Section 1(f), the Company shall pay cash in exchange for cancellation of such Warrant Shares, at a price per Warrant Share equal to the difference between the closing sale price and the Exercise Price as of the date of the attempted exercise.

2.               DELIVERY OF WARRANT SHARES UPON EXERCISE.

Upon receipt of an Exercise Notice pursuant to Section 1 above, the Company shall, (A) in the case of a Cash Exercise (as defined below) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) the date on which the Company has received payment of the Exercise Price, (B) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice, and (C) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to Section 1(b) (each of the dates specified in (A), (B) or (C) being referred to as a “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder, as long as the Company’s designated transfer agent or co-transfer agent in the United States for the Common Stock (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant

Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.  If any exercise would create a fractional Warrant Share, such fractional Warrant Share shall be disregarded and the number of Warrant Shares issuable upon such exercise, in the aggregate, shall be the nearest whole number of Warrant Shares.  Warrant Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement.

3.               FAILURE TO DELIVER WARRANT SHARES.

(a)           In the event that the Company fails for any reason (other than as a result of the Holder’s failure, in the case of a Cash Exercise (as defined below), to pay the aggregate Exercise Price for the Warrant Shares being purchased) to deliver to the Holder the number of Warrant Shares specified in the applicable Exercise Notice (without any restrictive legend to the extent permitted by the terms of the Securities Purchase Agreement) on or before the second (2nd) Business Day following the Delivery Date therefor (an “Exercise Default”), the Holder shall have the right to receive from the Company an amount equal to (i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default multiplied by (iii) the lower of sixteen percent (16%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any Governmental Agency (the “Default Interest Rate”), where “N” equals the number of days elapsed between the original Delivery Date of such Warrant Shares and the date on which such Exercise Default has been cured.  In the event that shares of Common Stock are purchased by or on behalf of the Holder in order to make delivery on a sale effected in anticipation of receiving Warrant Shares upon an exercise, the Holder shall have the right to receive from the Company, in addition to the foregoing amounts, (i) the aggregate amount paid by or on behalf of the Holder for such shares of Common Stock minus (ii) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise.  Amounts payable under this Section 3(a) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day following written notice from the Holder to the Company specifying the amount owed to it by the Company pursuant to this Section 3(a).

(b)           In addition to its rights under Section 3(a) above, upon an Exercise Default, the Exercise Price applicable to the applicable exercise shall be automatically be adjusted to the lower of (i) the Exercise Price in effect on the Exercise Date and (ii) the lowest Exercise Price occurring from the first date of such Exercise Default through the date on which all Warrant Shares to which the Holder is entitled have been delivered in accordance with the terms of this Warrant.  The Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

4.               EXERCISE LIMITATION.

In no event shall the Holder be permitted to exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which may be deemed beneficially owned except for being subject to a limitation on exercise or exercise analogous to the limitation contained in this Section 4), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to exercise this Warrant at such time as such exercise will not violate the provisions of this Section 4.  As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of (i) Securities Exchange Act of 1934, as amended, and the rules thereunder.  To the extent that the limitation contained in this Section 4 applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder’s determination of whether this Warrant is exercisable pursuant to the terms hereof, the Company shall have no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof.  The Company shall have no liability to any person if the Holder’s determination of whether this Warrant is exercisable pursuant to the terms hereof is incorrect.

5.               PAYMENT OF THE EXERCISE PRICE; CASHLESS EXERCISE.

The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

(a)   through a cash exercise (a “Cash Exercise”) by delivering immediately available funds, or

(b)   through a cashless exercise (a “Cashless Exercise”) if, following the one-year anniversary of the Issue Date, an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise Notice is delivered to the Company, or if the Company otherwise consents in writing.  The Holder shall effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder a number of Warrant Shares determined as follows:

X = Y x (A-B)/A

where:	X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the Market Price as of the Exercise Date; and

B = the Exercise Price.

It is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

6.               ANTI-DILUTION ADJUSTMENTS; DISTRIBUTIONS; OTHER EVENTS.

The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6.

(a)           Stock Splits, Stock Interests, Etc.  If, at any time on or after the Issue Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Exercise Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Exercise Price shall be proportionately increased. In such event, the Company shall notify the Company’s transfer agent of such change on or before the effective date thereof.

(b)           Major Transactions.  If, at any time after the Issue Date, any Major Transaction shall occur, then the Holder shall thereafter have the right to receive upon exercise, in lieu of the shares of Common Stock otherwise issuable, such shares of publicly traded stock, securities and/or other property as would have been issued or payable upon such Major Transaction with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon exercise had such Major Transaction not taken place (without giving effect to any limitations on such exercise contained in this Warrant or the Securities Purchase Agreement). Notwithstanding the foregoing, following a Major Transaction in which all or substantially all of the outstanding Common Stock of the Company is exchanged for, converted into, acquired for or constitutes the right to receive solely cash (a “Triggering Event”), at the written request of the Holder delivered before the 30th day after such Triggering Event, the Company (or the successor entity) shall purchase this Warrant from the Holder by paying to the Holder, within five days after such request, cash in an amount equal to the Black-Scholes Value (as defined below) of the remaining unexercised portion of this Warrant.  “Black-Scholes Value” means the value of the unexercised portion of this Warrant calculated using the Black-Scholes Option Pricing Model determined as of the day immediately following the public announcement of the applicable Triggering Event and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (ii) an expected volatility equal to the lesser of (a) the 100 day volatility obtained from the HVT function on Bloomberg or (b) a volatility of 60.  The Company shall not effect any Major Transaction unless (i) the Holder has received written notice of such transaction at least thirty (30) days prior thereto (which period shall be increased to sixty one (61) days if, at such time, without giving effect to the limitation on exercise contained in Section 4 hereof, the Holder would beneficially own more than 4.9% of the Common Stock then outstanding, and the

Holder has notified the Company in writing of such circumstance) but in no event later than fifteen (15) days prior to the record date for the determination of stockholders entitled to vote with respect thereto; provided, however, that the Company shall publicly disclose the material terms of any such Major Transaction on or before the date on which it delivers notice of a Major Transaction to the Holder, and (ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument (in form and substance reasonable satisfactory to the Holder) the obligations of the Company under this Warrant.  The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon exercise of this Warrant as of the date of such transaction, and shall similarly apply to successive Major Transactions.

(c)           Distributions.  If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, including without limitation any dividend or distribution to the Company’s stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least fifteen (15) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”)(the earlier of such dates being referred to as the “Determination Date”).  Upon receipt of the Distribution Notice, the Holder shall promptly (but in no event later than three (3) Business Days) notify the Company whether it has elected (A) to receive the same amount and type of assets (including, without limitation, cash) being distributed as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined without giving effect to any limitations on such exercise) or (B) upon any exercise of this Warrant on or after the Distribution Date, to reduce the Exercise Price applicable to such exercise by reducing the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company’s Board of Directors.  Upon receipt of such election notice from the Holder, the Company shall timely effectuate the transaction or adjustment contemplated in the foregoing clause (A) or (B), as applicable.  If the Holder does not notify the Company of its election pursuant to the preceding sentence on or prior to the Determination Date, the Holder shall be deemed to have elected clause (A) of the preceding sentence.

(d)           Convertible Securities; Options.  If, at any time after the Issue Date, the Company issues Convertible Securities or Options to the record holders of the Common Stock, whether or not such Convertible Securities or Options are immediately convertible, exercisable or exchangeable, then the Holders shall be entitled, upon any exercise of this Warrant after the date of record for determining stockholders entitled to receive such Convertible Securities or Options (or if no such record is taken, the date on which such Convertible Securities or Options are issued), to receive the aggregate number of Convertible Securities or Options which the Holder would have received with respect to the shares of Common Stock issuable upon such exercise (without giving effect to any limitations on such exercise contained in this Warrant or the Securities Purchase Agreement) had the Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to receive such Convertible Securities or Options (or if no such record is taken, the date on which such Convertible Securities or Options were issued).

(e)                                  Dilutive Issuances.

(i)            Adjustment Upon Dilutive Issuance.  If, at any time after the Issue Date, the Company issues or sells, or in accordance with Section 6(e)(ii) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price on the date of such issuance or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then the Exercise Price shall be adjusted as follows:

(A)          if such Dilutive Issuance occurs on or prior to the eighteen (18) month anniversary of the Issue Date, then effective immediately upon such Dilutive Issuance, the Exercise Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with Section 6(e)(ii) below).  Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 6(e)(i)(A) if such adjustment would result in an increase in the Exercise Price.

(B)           if such Dilutive Issuance occurs after the eighteen (18) month anniversary of the Issue Date, then effective immediately upon the Dilutive Issuance, the Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Exercise Price by the following fraction:

N0 + N1
N0 + N2

where:

N0 =	the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance (without taking into account any Convertible Securities or Options, including the Notes and Warrants);

N1 =

the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with Section 6(e)(ii) below) would purchase at the Exercise Price in effect immediately prior to such Dilutive Issuance; and

N2 =	the number of such additional shares of Common Stock so issued,

sold or deemed issued or sold in such Dilutive Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Exercise Price.

(ii)           Effect On Exercise Price Of Certain Events.  For purposes of determining the adjusted Exercise Price under Section 6(e)(i), the following will be applicable:

(A)          Issuance Of Options.  If the Company issues or sells any Options, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options (and the price of any conversion of Convertible Securities, if applicable) is less than the Exercise Price in effect on the date of issuance or sale of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in Section 6(e)(ii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Options.

(B)           Issuance Of Convertible Securities.  If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exercise Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this Section 6(e)(ii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a “Variable Rate Convertible Security”), then for purposes of the first sentence of this Section 6(e)(ii)(B), the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were equal to the actual conversion price on such date (or such higher minimum conversion price if such Variable Rate Convertible Security is subject to a minimum conversion price) (the “Assumed Variable Market Price”), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 6(e) with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been equal to the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence; provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable Rate Convertible Security.  No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(C)           Change In Option Price Or Conversion Rate.  If there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Options; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

(D)          Calculation Of Consideration Received.  If any Common Stock, Options or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The independent members of the Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration.

(iii)          Exceptions To Adjustment Of Exercise Price.  Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to this Section 6(e) upon the issuance of any Excluded Securities.

(iv)          Notice Of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 6(e) resulting in a change in the Exercise Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment, readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment, readjustment or change and showing in detail the facts upon which such adjustment, readjustment or change is based.  The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment, readjustment or change, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of this Warrant.

(v)           Adjustments; Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6.  Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

7.               MISCELLANEOUS.

(a)           Failure to Exercise Rights not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available. In the event that the Company breaches any of its obligations hereunder to issue Warrant Shares or pay any amounts as and when due, the Company shall bear all costs incurred by the Holder in collecting such amount, including without limitation reasonable legal fees and expenses.

(b)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

if to the Company:

Earth Biofuels, Inc.
3001 Knox Street, Suite 403,
Dallas, Texas 75205
Telephone:	214.389.9800
Facsimile:	214.389.9806
Attention:	Dennis McLaughlin

with a copy (for informational purposes only) to:

Scheef & Stone, LLP
Telephone:	214.706.4200
Facsimile:	214.706.4242
Attention:	Roger A. Crabb, Esq.

and if to the Holder, to the address and facsimile number as to which the Holder has notified the Company in writing. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)           Amendments.  No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.

(d)           Transfer of Warrant.  The Holder may sell, transfer or otherwise dispose of all or any part of this Warrant (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or is exempt from registration thereunder, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement.  From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of the portion of this Warrant acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Warrant identical in all respects to this Warrant, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Warrant unless and until it receives written notice of the sale, transfer or disposition hereof.

(e)           Lost or Stolen Warrant.  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant identical in all respects to this Warrant.

(f)            Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

(g)           Successors and Assigns.  The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Warrant except as specifically required or permitted pursuant to the terms hereof.

(h)           Taxes.  The issue of stock certificates on exercises of this Warrant shall be made without charge to the exercising Holder for any tax in respect of the issue thereof.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Warrant exercised, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

EARTH BIOFUELS, INC.

By:	/s/DENNIS G. MCLAUGHLIN, III
Name: Dennis G. McLaughlin, III
Title: Chief Executive Officer

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of EARTH BIOFUELS, INC. evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.     Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

              a Cash Exercise with respect to                       Warrant Shares; and/or

              a Cashless Exercise with respect to                       Warrant Shares, as permitted by Section 5(b) of the attached Warrant.

2.     Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $                      to the Company in accordance with the terms of the Warrant.

Date:

Name of Registered Holder

By:
Name:
Title:

By tendering this Exercise Notice, the Holder represents to the Company that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D, and that it is acquiring the Warrants Shares solely for its own account, and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under the Securities Act or are exempt from the registration requirements of the Securities Act; provided, however, that, in making such representation, the Holder does not agree to hold the Warrants Shares for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Warrants Shares at any time in accordance with the provisions of the Warrant and with Federal and state securities laws applicable to such sale, transfer or disposition.